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                                                                    EXHIBIT 4.4

                       ISP HOLDINGS INC.

                   9% Senior Notes due 2003

                 REGISTRATION RIGHTS AGREEMENT


                                               October 18, 1996


Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Ladies and Gentlemen:


          ISP Holdings Inc., a Delaware corporation (the "Com-pany"), proposes to issue and sell to you (the "Initial Pur-chaser") upon the terms set forth in a purchase agreement dated October 15, 1996 (the "Purchase Agreement"), $325,000,000 aggregate principal amount at maturity of its 9% Senior Notes due 2003 (the "Notes"). The Notes will be issued pursuant to an indenture (the "Indenture") dated the date hereof between the Company and The Bank of New York, as trustee (the "Trus-tee"). As an inducement to the Initial Purchaser, the Company agrees with the Purchaser, for the benefit of the holders (the "Holders") of the Notes, including, without limitation, the Initial Purchaser, as follows:

          1. Registered Exchange Offer. The Company shall prepare and, not later than the date (the "Filing Deadline") which is 60 days after the date of original issuance of the Notes (the "Issue Date"), file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a proposed offer (the "Registered Exchange Offer") to the Holders of the Notes to issue and deliver to such Holders, in exchange for the Notes, a like principal amount of debt securities of the Company identical in all material respects to the Notes (the "Exchange Notes"), except for the transfer restrictions relating to the Notes.
The Company shall use its best efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act within 120 days after the Issue Date. Following the declaration of the effectiveness of the Exchange Offer Reg-istration Statement, the Company shall promptly commence the

Registered Exchange Offer, it being the objective of such Reg-istered Exchange Offer to enable each Holder of the Notes electing to exchange the Notes for Exchange Notes and (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the Exchange Notes) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and the securities laws of the several states of the United States. In connection with such Regis-tered Exchange Offer, the Company shall take such further action, including, without limitation, appropriate filings under state securities laws, as may be necessary to realize the foregoing objective subject to the proviso of Section 3(h).

            The Company shall include within the prospectus con-tained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution", which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Exchange Notes received by such broker-dealer in the Registered Exchange Offer (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies represent the prevail-ing views of the staff of the Commission. Such "Plan of Dis-tribution" section shall also allow the use of the prospectus by all persons subject to the prospectus delivery requirements of the Securities Act, including Participating Broker-Dealers, and include a statement describing the means by which Partici-pating Broker-Dealers may resell the Exchange Notes.

            The Company shall use its best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securi-ties Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Notes; provided that such period shall not exceed 180 days (or such longer period if extended pursuant to Section 3(j) below).

            If, upon consummation of the Exchange Offer, the Ini-tial Purchaser holds Notes acquired by it as part of its ini-tial distribution, the Company upon the request of the Initial Purchaser shall simultaneously with the delivery of the Exchange Notes pursuant to the Registered Exchange Offer issue and deliver to the Initial Purchaser, in exchange (the "Private Exchange") for the Notes held by the Initial Purchaser, a like



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principal amount of debt securities of the Company identical in all material respects to the Notes (the "Private Exchange
Notes"). The Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes.

            In connection with the Registered Exchange Offer, the Company shall:

            (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

            (b) keep the Registered Exchange Offer open for not less than 20 business days after the date notice thereof is mailed to the Holders (or longer if required by appli-cable law);

            (c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York;

            (d) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

            (e) otherwise comply in all respects with all appli-cable laws.

            As soon as practicable after the close of the Regis-tered Exchange Offer the Company shall:

            (i) accept for exchange all the Notes tendered and not validly withdrawn pursuant to the Registered Exchange
      Offer;

           (ii)  deliver to The Bank of New York, as trustee (the
      "Trustee") for cancellation all the Notes so accepted for exchange; and

          (iii) cause the Trustee to authenticate and deliver promptly to each Holder, Exchange Notes equal in principal amount to the Notes of such Holder so accepted for exchange.

            The Exchange Notes and the Private Exchange Notes may be issued under (i) the Indenture (the "Indenture"), dated as of October 18, 1996, between the Company and the Trustee or
(ii) an indenture substantially similar to the Indenture, which in either event will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the


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Indenture and that the Exchange Notes, the Private Exchange
Notes and the Notes will vote and consent together on all mat-ters as one class and that none of the Exchange Notes, the Pri-vate Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter.

            2. Shelf Registration. If, (i) because of any change in law or in currently prevailing interpretations of the staff of the Commission, the Company is not permitted to effect a Registered Exchange Offer, as contemplated by Section 1 hereof, (ii) the Registered Exchange Offer is not completed within 180 days of the Issue Date (the "Completion Deadline"),
(iii) the Initial Purchaser so requests with respect to the Notes or the Private Exchange Notes held by them following con-summation of the Registered Exchange Offer or (iv) any Holder is not eligible to participate in the Registered Exchange Offer or the Private Exchange or, in the case of any Holder that par-ticipates in the Registered Exchange Offer, such Holder does not receive freely tradeable Exchange Notes on the date of the exchange, the Company shall take the following actions:

            (a) The Company shall as promptly as reasonably practicable file with the Commission and thereafter shall use its best efforts to cause to be declared effective a registration statement (the "Shelf Registration Statement" and, together with the Exchange Offer Registration State-ment, "Registration Statements" and each a "Registration Statement") on an appropriate form under the Securities Act relating to the offer and sale of the Notes or, if applicable, the Private Exchange Notes by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration State-ment and Rule 415 under the Securities Act (hereafter, the "Shelf Registration").

            (b) The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be law-fully delivered by the Holders of the Notes or, if appli-cable, the Private Exchange Notes for a period of three years (or for such longer period if extended pursuant to Section 3(j) below) from the Issue Date or such shorter period that will terminate when all the Notes or, if applicable, the Private Exchange Notes covered by the Shelf Registration Statement have been sold pursuant thereto; provided that the Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it vol-

      untarily takes any action that would result in Holders of the Notes or, if applicable, the Private Exchange Notes covered thereby not being able to offer and sell the Notes



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      or, if applicable, the Private Exchange Notes during that
      period, unless such action is required by applicable law.

            (c) Notwithstanding any other provisions hereof to the contrary, the Company shall cause the Shelf Registra-tion Statement and the related prospectus and any amend-ment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement,
      (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regu-lations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            3. Registration Procedures. In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

            (a) The Company shall furnish to the Initial Pur-chaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall obtain the consent of the Ini-tial Purchaser to any such filing, which shall not be unreasonably withheld.

            (b) The Company shall give written notice to the Initial Purchaser, the Holders of the Notes and any Par-ticipating Broker-Dealer from whom the Company has received prior written notice that it will be a Partici-pating Broker-Dealer in the Registered Exchange Offer:

                  (i)  when the Registration Statement or any
            amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                 (ii) of any request by the Commission for amend-ments or supplements to the Registration Statement or the prospectus included therein or for additional information, provided that the contents need only be disclosed to the Initial Purchaser and one counsel appointed by and on behalf of the Holders of the

            Notes as described in Section 4;

                (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Regis-tration Statement or the initiation of any proceed-ings for that purpose;


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                 (iv)  of the receipt by the Company or its legal
            counsel of any notification with respect to the sus-pension of the qualification of the Notes or, if applicable, the Private Exchange Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                  (v) of the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

            (c) The Company shall use its best efforts to pre-vent the issuance or obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

            (d) The Company shall furnish to each Holder of the Notes or, if applicable, the Private Exchange Notes included within the coverage of the Shelf Registration, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those, if any, incorporated by reference).

            (e) The Company shall deliver to the Initial Pur-chaser and to any other Holder who so requests, without charge, at least one copy of the Exchange Offer Registra-tion Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Initial Purchaser or any such Holder requests, all exhib-its (including those incorporated by reference).

            (f) The Company shall deliver to the Initial Pur-chaser and to each Holder of the Notes included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions hereof, to the use of the prospectus or any amendment or supplement thereto by the Initial Purchaser and each of the selling Holders of the Notes in connection with the offering and sale of the Notes or, if applicable, the Private Exchange Notes covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.



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            (g)  The Company shall deliver to the Initial Pur-
      chaser, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The Com-pany consents, subject to the provisions hereof, to the use of the prospectus or any amendment or supplement thereto by the Initial Purchaser and, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Notes covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

            (h) Prior to any public offering of the Notes or, if applicable, the Private Exchange Notes, pursuant to the Shelf Registration, the Company shall register or qualify or cooperate with the Initial Purchaser and the Holders of the Notes or, if applicable, the Private Exchange Notes included therein and their respective counsel in connec-tion with the registration or qualification of the Notes or, if applicable, the Private Exchange Notes for offer and sale under the securities or blue sky laws of such jurisdictions as any Holder of the Notes reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Notes or, if applicable, the Private Exchange Notes covered by the Shelf Registration; provided that the Company shall not be required to
      (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

            (i) The Company shall cooperate with the Holders of the Notes or, if applicable, the Private Exchange Notes to facilitate the timely preparation and delivery of certifi-cates representing the Notes to be sold in the Shelf Reg-

      istration free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Notes or, if applicable, the Private Exchange Notes pursuant to the Shelf Registration.

            (j)  Upon the occurrence of any event contemplated by
      Section 3(b)(v) above, the Company shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any


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      other required document so that, as thereafter delivered
      to Holders of the Notes, the Exchange Notes or, if appli-cable, the Private Exchange Notes, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Initial Purchaser, the Holders of the Notes and any known Participating Broker-Dealer in accordance with Section 3(b)(v) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchaser, the Holders of the Notes and any such Participating Broker-Dealers shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement pro-vided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchaser, the Holders of the Notes and any known Partici-pating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j).

            (k) Not later than the effective date of the appli-cable Registration Statement, the Company will provide a CUSIP number for the Notes or Exchange Notes, as the case may be, and provide the applicable trustee with printed certificates for the Notes or Exchange Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company.

            (l) The Company will comply with all rules and regu-lations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to its securities holders (or otherwise provide in accor-dance with Section 11(a) of the Securities Act) an earn-ings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fis-

      cal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration, which statement shall cover such 12-month period.

            (m) The Company shall cause the Indenture (or an indenture substantially identical to the Indenture in the case of a Registered Exchange Offer) to be qualified under the Trust Indenture Act of 1939, as amended.

            (n) The Company may require each Holder of the Notes to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Notes as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement.

            (o) The Company shall enter into such customary agreements (including if requested an underwriting agree-ment in customary form) and take all such other action, if any, as any Holder of the Notes shall reasonably request in order to facilitate the disposition of the Notes pursu-ant to any Shelf Registration.

            (p) In the case of any Shelf Registration, the Com-pany shall (i) make reasonably available for inspection by the Holders of the Notes, any underwriter participating in any disposition pursuant to the Shelf Registration State-ment and any attorney, accountant or other agent retained by the Holders of the Notes or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders of the Notes or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration State-ment; provided that the foregoing inspection and informa-tion gathering shall be coordinated on behalf of the par-ties (other than the Initial Purchaser), by one counsel designated by and on behalf of such parties as described in Section 4.

            (q) In the case of the Registered Exchange Offer, the Company shall (i) make reasonably available for inspection by the Initial Purchaser, any known Partici-pating Broker-Dealer and any attorney, accountant or other agent retained by the Initial Purchaser, such Partici-pating Broker-Dealer all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, direc-

      tors and employees to supply all relevant information rea-sonably requested by the Initial Purchaser, such Partici-pating Broker-Dealer or any such attorney, accountant or agent in connection with the Exchange Offer Registration Statement; provided that the foregoing inspection and information gathering shall be coordinated on behalf of the parties (other than the Initial Purchaser), by one counsel designated by and on behalf of such parties as described in Section 4.

            (r) In the case of any Shelf Registration, the Com-pany, if requested by any Holder of the Notes or, if applicable, the Private Exchange Notes, shall cause its counsel to deliver an opinion relating to the Notes or, if applicable, the Private Exchange Notes, in customary form, cause its officers to execute and deliver all customary documents and certificates requested by any underwriters of the Notes or, if applicable, the Private Exchange Notes, and cause its independent public accountants to provide to the selling Holders of the Notes or, if appli-cable, the Private Exchange Notes, and any underwriter therefor a comfort letter in customary form.

            (s) In the case of the Registered Exchange Offer, if requested by the Initial Purchaser or any known Partici-pating Broker-Dealer, the Company shall cause its outside counsel to deliver to the Initial Purchaser or such Par-ticipating Broker-Dealer a signed opinion in the form set forth in Section 5(c)(A) of the Purchase Agreement with such changes as are customary in connection with the prep-aration of a registration statement and shall cause its independent public accountants to deliver to the Initial Purchaser or such Participating Broker-Dealer a comfort letter in customary form.

            4. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 1 through 3 hereof (including the reasonable fees and expenses of Cahill Gordon & Reindel, coun-sel to the Initial Purchaser, incurred in connection with the Registered Exchange Offer) and, in the event of a Shelf Regis-tration, shall bear or reimburse the Holders of the Notes or, if applicable, the Private Exchange Notes for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in principal amount of the Notes and, if applicable, the Private Exchange Notes to act as counsel for the Holders of the Notes and, if applicable, the Private Exchange Notes in connection therewith, which counsel shall be reasonably satisfactory to the Company.


            5. Indemnification. (a) The Company agrees to indemnify and hold harmless each Holder of the Notes, or, if applicable, the Private Exchange Notes and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee or agent of such Holder and each director, officer, employee or agent of each such controlling person (each Holder, such controlling persons and each such director, officer, employee and agent are referred to collec-tively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Notes, or, if applicable, the Pri-vate Exchange Notes), to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the state-ments therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reason-ably incurred by them in connection with investigating or defending or preparing to defend against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, how-ever, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registra-tion Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for inclusion therein; provided, further, that (A) the Company shall not be obligated to indemnify or hold harmless any Indemnified Party in respect of any loss, claim, damage, liability or action to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in a preliminary Registration Statement or preliminary prospectus if the applicable Holder or the Initial Purchaser failed to deliver a copy of a final pro-spectus or an amended or supplemented Registration Statement or prospectus that was made available by the Company to such Indemnified Party prior to the applicable sale to the person or persons asserting the claim which is the basis of indemnifica-

tion and such final prospectus or amended or supplemented Reg-istration Statement or prospectus cured such defect and
(B) this indemnity agreement will be in addition to any lia-bility which the Company may otherwise have to such Indemnified Party. The Company will not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Indemnified Party or any person who controls such Indemnified Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or pro-ceeding) without the prior written consent of such Indemnified Party, which consent shall not be unreasonably withheld, unless such settlement, compromise or consent includes an uncondi-tional release of such Indemnified Party and each such control-ling person from all liability arising out of such claim, action, suit or proceeding. No Indemnified Party will settle or compromise or consent to the entry or any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought without the prior written consent of the Company (which consent will not be unreasonably withheld). The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distri-bution (as described in such Registration Statement), their officers and directors and each person who controls such per-sons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders of the Notes if requested by such Holders.

            (b) The Company agrees to indemnify and hold harm-less the Initial Purchaser, any Participating Broker-Dealer and each person, if any, who controls the Initial Purchaser or such Participating Broker-Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee or agent of the Initial Purchaser or such Participating Broker-Dealer and each director, officer, employee or agent of each such controlling person (the Initial Purchaser,any Participating Broker-Dealer, such controlling persons and each such director, officer, employee and agent of such Participating Broker-Dealer or such controlling person are referred to collectively as the "Exchange Offer Indemnified Parties") from and against any losses, claims, damages or lia-bilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of Exchange Notes), to which each Exchange Offer Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabili-

ties or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact con-tained in the Exchange Offer Registration Statement or prospec-tus contained therein or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Exchange Offer Indemnified Parties for any legal or other expenses rea-sonably incurred by them in connection with investigating or defending or preparing to defend against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, how-ever, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Exchange Offer Registration Statement or prospectus contained therein or in any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser, such Participating Broker-Dealer specifically for inclusion therein; provided, further, that (A) the Company shall not be obligated to indem-nify or hold harmless any Exchange Offer Indemnified Party in respect of any loss, claim, damage, liability or action to the extent that any such loss, claim, damages, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in a pre-liminary Registration Statement or preliminary prospectus if the Initial Purchaser or applicable Participating Broker-Dealer failed to deliver a copy of, a final prospectus or an amended or supplemented Registration Statement or prospectus that was made available by the Company to such Exchange Offer Indem-nified Party prior to the applicable sale to the person or per-sons asserting the claim which is the basis of indemnification and such final prospectus or amended or supplemented Registra-tion Statement or prospectus cured such defect and (B) this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Exchange Offer Indem-nified Party. The Company will not settle or compromise or consent to the entry of any judgment in any pending or threat-ened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Exchange Offer Indemnified Party or any person who controls such Exchange Offer Indemnified Party within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) with-out the prior written consent of such Exchange Offer Indem-nified Party, which consent shall not be unreasonably withheld, unless such settlement, compromise or consent includes an unconditional release of such Exchange Offer Indemnified Party and each such controlling person from all liability arising out of such claim, action, suit or proceeding. No Exchange Offer Indemnified Party will settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought without the prior written consent of the Company (which will not be unreasonably withheld).

            (c) Each Holder of the Notes or, if applicable, Pri-vate Exchange Notes, severally and not jointly, will indemnify and hold harmless the Company, each director and officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Sec-tion 20 of the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary pro-spectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omis-sion or alleged omission was made in reliance upon and in con-formity with written information furnished to the Company by or on behalf of such Holder specifically for inclusion therein;
and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with the investigating or defending or preparing to defend against or appearing as a third-party witness in connection with any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its directors, officers or controlling persons.

            (d) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from any liability under paragraph (a), (b) or (c)

above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights or defenses and
(ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or
(c) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be enti-tled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly noti-fied, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indem-nified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those avail-able to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indem-nified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, which approval shall not be unreasonably withheld, the indemnifying party will not be lia-ble to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of inves-tigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being under-stood, however, that in connection with such action the indem-nifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances) or (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

            (e) In circumstances in which the indemnity agree-ment provided for in the preceding paragraphs of this Section 5 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) (other than by reason of excep-tions provided in such Section 5), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabili-ties (or actions in respect thereof), in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative ben-efits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omis-sion to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified person, as the case may be, on the other, the par-ties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the cir-cumstances. The Company and each indemnified party agrees that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (e). Notwithstanding any other provision of this Section 5(e), the Holders of the Notes or, if applicable, the Private Exchange Notes shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Notes or the Pri-vate Exchange Notes, as the case may be, pursuant to a Regis-tration Statement exceeds the amount of damages which such Holders have otherwise been required to pay in respect of the same or a similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any per-son who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (e), each director, officer, employee and agent of any indemnified party and each person, if any, who controls such indemnified party within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such indem-nified party and each director and officer of the Company, and each person, if any, who controls the Company within the mean-ing of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.


            (f) The agreements contained in this Section 5 shall survive the sale of the Notes, the Exchange Notes or, if appli-cable, the Private Exchange Notes pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of the Indenture or any investigation made by or on behalf of any indemnified party.

            6.    Additional Interest Under Certain Circumstances.
(a) Additional interest at a rate of 0.5% per annum of the principal amount of the Notes (the "Additional Interest") shall be assessed as follows:

            (i) if the Exchange Offer Registration Statement is not filed with the Commission by the Filing Deadline, then, commencing on the Filing Deadline, Additional Inter-est shall be assessed on the Notes;

           (ii) if the Registered Exchange Offer is not com-pleted or a Shelf Registration is not declared effective by the Commission by the Completion Deadline, then, com-mencing on the Completion Deadline, Additional Interest shall be assessed on the Notes; and

          (iii) if (A) the Company has not exchanged Exchange Notes for all the Notes validly tendered in accordance with the terms of the Registered Exchange Offer on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective, or (B) if applicable, the Shelf Registration Statement has been declared effective and it ceases to be effective prior to three years (or such later date if such three-year period is extended pursuant to Section 3(j) above or such shorter period as is provided in
      Section 2(b)) from the Issue Date, then Additional Inter-est shall be assessed on the Notes commencing on (x) the 31st business day after such effective date in the case of
      (A) above, or (y) the day such Shelf Registration State-ment ceases to be effective in the case of (B) above;

provided, however, that (1) upon the filing of the Exchange Offer Registration Statement or the Completion Deadline in the case of (i) above, (2) upon completion of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement in the case of (ii) above, or (3) upon the exchange of Exchange Notes for all the Notes validly tendered in accor-dance with the terms of the Registered Exchange Offer, or upon the effectiveness of the Shelf Registration Statement which has ceased to remain effective prior to three years (or such later date if extended pursuant to Section 3(j) above or such shorter period as is provided in Section 2(b)) from the date of origi-

nal issuance of the Notes in the case of (iii) above, Addi-tional Interest on the Notes as a result of such clause (i),
(ii) or (iii) shall immediately cease to accrue.

            (b) Any amount of Additional Interest due pursuant to clauses (i), (ii) or (iii) of Section 6(a) above will be payable in cash semiannually in arrears on each Interest Pay-ment Date (as defined in the Notes), commencing with the first such Interest Payment Date occurring after any such Additional Interest commences to accrue. The amount of Additional Inter-est will be determined by multiplying the Additional Interest by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period determined on the basis of a 360-day year comprised of twelve 30-day months, and the denominator of which is 360.

            (c) If the Company effects the Registered Exchange Offer, the Company will be entitled to close the Registered Exchange Offer provided that the Company has accepted all the Notes theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

            7.    Miscellaneous.

            (a) Amendments and Waivers. The provisions hereof may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of Holders of a majority in aggregate principal amount of the Notes, determined in accordance with the terms of the Indenture.

            (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, telex, telecopy, or air cou-rier which guarantees overnight delivery:

            (1)   if to a Holder of the Notes, in accordance with
      Section 10.02 of the Indenture, with a copy to the Initial
      Purchaser as follows:

                  Bear, Stearns & Co. Inc.
                  245 Park Avenue
                  New York, New York  10167
                  Attention:  Michael L. Offen

            with a copy to:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, New York  10005
                  Attention :  Michael A. Becker, Esq.


            (2) if to the Initial Purchaser, at the addresses specified in Section 7(b)(1);

            (3)   if to the Company, at its address as follows:

                  c/o ISP Management Company Inc.
                  1361 Alps Road
                  Wayne, New Jersey  07970
                  Attention:  General Counsel

            All such notices and communications to the Company shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged by recipi-ent's telecopy operator, if telecopied; and on the day deliv-ered, if sent by overnight air courier guaranteeing next day delivery. All such notices and communications to the Holders shall be deemed to have been duly given if given as provided in
Section 10.02 of the Indenture.

            (c) Successors and Assigns. The provisions hereof shall be binding upon the Company and its successors and assigns.

            (d) Headings. The headings herein are for conve-nience of reference only and shall not limit or otherwise affect the meaning hereof.

            (e) Severability. If any one or more of the provi-sions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            If the foregoing is in accordance with your under-standing of our agreement, please sign and return to the Com-pany a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchaser and the Company in accordance with its terms.

                                    Very truly yours

                                    ISP HOLDINGS INC.


                                    By:/s/ James P. Rogers
                                       -----------------------
                                       Name: James P. Rogers
                                       Title: Senior Vice President


Confirmed and accepted as of
the date first above written:

BEAR, STEARNS & CO. INC.


By:/s/ J. Andrew Bugas
   ----------------------
   Name: J. Andrew Bugas
   Title: Senior Managing Director